                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                  MIDAS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                                  Midas, Inc.
              1300 Arlington Heights Road, Itasca, Illinois 60143

                                                                 March 29, 2001

Dear Shareholder:

   It is our pleasure to invite you to attend the Annual Meeting of Shareholders of Midas, Inc. to be held on Thursday, May 10, 2001, at 11:00 a.m., local time, in the O'Hare Hilton Hotel, O'Hare International Airport, Chicago, Illinois.

   At the annual meeting, we will ask you to consider and vote upon the election of two directors and a proposal to ratify the appointment of KPMG LLP as the independent auditors of Midas. We will also discuss Midas' performance and respond to your questions.

   The formal notice of annual meeting and the proxy statement follow. Your vote is important, regardless of the size of your holdings. Even if you plan to attend the annual meeting, you may vote your shares via the toll-free telephone number or via the internet or you may complete, sign and date our enclosed proxy card and return it in the enclosed postage-paid envelope. Instructions regarding all three methods of voting are contained on the proxy card and in the attached proxy statement. If you attend the annual meeting and prefer to vote in person, you may do so.

   We look forward to seeing you at the annual meeting.

                                            Sincerely,

                                            /s/ Wendel H. Province

                                            Wendel H. Province
                                            Chairman and Chief
                                            Executive Officer

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF MIDAS, INC.

Date:Thursday, May 10, 2001

Time:11:00 a.m., local time

Place:O'Hare Hilton Hotel
             O'Hare International Airport
             Chicago, Illinois 60666

Purposes:

  . To elect two directors to terms of office expiring at the 2004 Annual
    Meeting of Shareholders;

  . To consider a proposal to ratify the appointment of KPMG LLP as the independent auditors of Midas for the fiscal year ending December 29, 2001; and

  . To conduct other business if properly raised.

Record Date: The close of business on March 23, 2001.

   The matters to be acted upon at the annual meeting are described in the accompanying proxy statement.

                                         By Order of the Board of Directors
                                         Robert H. Sorensen
                                         Corporate Secretary

Chicago, Illinois
March, 2001

NOTE:In order to assure the presence of a quorum at the annual meeting, please vote your shares via the toll-free telephone number or via the internet or complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, even if you plan to attend the annual meeting. By promptly voting, you will reduce the expenses of this proxy solicitation. You may revoke your proxy at any time before it is voted.

                               TABLE OF CONTENTS

MIDAS, INC..................................................................   1

THE ANNUAL MEETING..........................................................   1
  Attending the Annual Meeting..............................................   1
  This Proxy Statement......................................................   1
  Matters to be Considered..................................................   1
  Street Name Holders and Record Holders....................................   1
  How Record Holders Vote...................................................   1
  Employees Who are Shareholders............................................   2
  Quorum Requirement........................................................   2
  Non-Votes.................................................................   2
  The Vote Necessary for Action to be Taken.................................   3
  Revocation of Proxies.....................................................   3
  Other Matters.............................................................   3

PROPOSAL 1: ELECTION OF DIRECTORS...........................................   4
  Meetings and Committees of the Board......................................   6
  Compensation of Directors.................................................   6

PROPOSAL 2: APPOINTMENT OF INDEPENDENT AUDITORS.............................   7

AUDIT COMMITTEE DISCLOSURE..................................................   7
  Principal Accounting Firm Fees............................................   7
  Report of the Audit Committee.............................................   7

BENEFICIAL OWNERSHIP OF COMMON STOCK........................................   8
  Section 16(a) Beneficial Ownership Reporting Compliance...................   9

EXECUTIVE COMPENSATION AND OTHER INFORMATION................................  10
  Summary Compensation Table................................................  10
  Option Grants in Fiscal 2000..............................................  11
  Option Exercises in Fiscal 2000 and Fiscal Year-End Option Values.........  11
  Pension Plans.............................................................  12
  Change in Control and Other Agreements with Named Executive Officers......  12
  Report of the Compensation Committee......................................  13
  Performance Graph.........................................................  16

INDEBTEDNESS OF MANAGEMENT..................................................  16

SHAREHOLDER PROPOSALS.......................................................  17

GENERAL.....................................................................  17

EXHIBIT "A"--Charter of the Audit and Finance Committee..................... A-1

                                  MIDAS, INC.

   Our principal executive office is located at 1300 Arlington Heights Road, Itasca, Illinois 60143. Our telephone number is (630) 438-3000. Our website is located at www.midas.com.

                              THE ANNUAL MEETING

Attending the Annual Meeting

   Our annual meeting will be held on Thursday, May 10, 2001 at 11:00 a.m., local time, in the O'Hare Hilton Hotel, O'Hare International Airport, Chicago, Illinois. If you plan to attend the annual meeting, please check the box on our proxy card.

This Proxy Statement

   We sent you our proxy materials because our Board of Directors is soliciting your proxy to vote your shares of common stock at the annual meeting. If you own common stock in more than one account, such as individually and through one or more brokers, you may receive more than one set of proxy materials. In order to vote all of your shares by proxy, you should vote the shares in each different account as described below under "Street Name Holders and Record Holders" and "How Record Holders Vote."

   On March 29, 2001 we began mailing these proxy materials to all shareholders of record at the close of business on March 23, 2001. On the record date, there were 14,972,562 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter submitted to shareholders at the annual meeting.

Matters to be Considered

   At the annual meeting, shareholders will:

  . Elect two directors to terms of office expiring at the 2004 Annual
    Meeting of Shareholders;

  . Consider a proposal to ratify the appointment of KPMG LLP as the independent auditors of Midas for the fiscal year ending December 29, 2001; and

  . Transact any other business if properly raised.

Street Name Holders and Record Holders

   If you own shares through a broker, the registered holder of those shares is the broker or its nominee. Such shares are often referred to as held in "street name" and you, as the beneficial owner of those shares, do not appear in Midas' stock register. For street name shares, there is a two-step process for distributing our proxy materials and tabulating votes. Brokers inform Midas how many of their clients own common stock in street name and the broker forwards our proxy materials to those beneficial owners. If you receive our proxy materials from your broker, you should vote your shares by following the procedures specified by your broker. Shortly before the annual meeting, your broker will tabulate the votes it has received and submit a proxy card to us reflecting the aggregate votes of the street name holders. If you plan to attend the annual meeting and vote your street name shares in person, you should contact your broker to obtain a broker's proxy card and bring it to the annual meeting.

   If you are the registered holder of shares, you are the record holder of those shares and you should vote your shares as described below under "How Record Holders Vote."

How Record Holders Vote

   You can vote in person at the annual meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the annual meeting. You can always attend the annual meeting and revoke your proxy by voting in person.

   There are three ways to vote by proxy:

  . By telephone--You can vote by touch tone telephone by calling toll-free
    1-877-779-8683, 24 hours a day, 7 days a week, and following the instructions on our proxy card;

  . By internet--You can vote by internet by going to the website http://www.eproxyvote.com/mds and following the instructions on our proxy card; or

  . By mail--You can vote by mail by completing, signing, dating and mailing our enclosed proxy card.

   By giving us your proxy, you are authorizing the individuals named on our proxy card (the proxies) to vote your shares in the manner you indicate. You may (i) vote for the election of both of our director nominees, (ii) withhold authority to vote for both of our director nominees or (iii) vote for the election of one of our director nominees and withhold authority to vote for our other nominee by so indicating on the proxy card. You may vote "FOR" or "AGAINST" or "ABSTAIN" from voting on the proposal to ratify the appointment of KPMG LLP as the independent auditors of Midas.

   If you sign and return our proxy card without indicating your instructions, your shares will be voted FOR:

  . The election of our two director nominees; and

  . Ratification of the appointment of KPMG LLP as the independent auditors of Midas.

Employees Who are Shareholders

   If you are one of our many employees who participates in the Midas common stock fund under Midas' Retirement Savings Plan (the "Savings Plan"), you will receive from the Savings Plan trustee a request for voting instructions with respect to all of the shares allocated to your Savings Plan account. You are entitled to direct the Savings Plan trustee how to vote your Savings Plan shares. If you do not give voting instructions to the Savings Plan trustee within the time specified by the Savings Plan trustee, your Savings Plan shares will be voted by the Savings Plan trustee in the same proportion as shares held by the Savings Plan trustee for which voting instructions have been received.

Quorum Requirement

   A quorum is necessary to hold a valid meeting of shareholders. If shareholders entitled to cast at least a majority of the shares entitled to vote at the annual meeting are present in person or by proxy, a quorum will exist. Shares owned by Midas are not voted and do not count for quorum purposes. In order to assure the presence of a quorum at the annual meeting, please vote your shares via the toll-free telephone number or via the internet or complete, sign and date our proxy card and return it promptly in the enclosed postage-paid envelope, even if you plan to attend the annual meeting. Abstentions are counted as present, and non-votes, which are discussed in the next section, may be counted as present, to establish a quorum.

Non-Votes

   Non-votes occur when shares are specifically indicated as not being voted as to a particular proposal. If you are the registered holder of shares, your shares that you specifically indicate you are not voting as to one or more proposals will not be counted as present at the annual meeting as to those proposals, but will be considered present at the annual meeting as to any proposal on which you vote and, in that case, will count towards the presence of a quorum. If a quorum is present, your unvoted shares as to the election of directors or another proposal will not affect the outcome of the election of directors or whether that proposal is approved or rejected.

   If you own shares through a broker and do not vote, your broker, as the registered holder of your shares, may represent your shares at the annual meeting for the purpose of obtaining a quorum. However, if you do not instruct your broker how to vote, your broker may vote your shares on most proposals, but may specify that the broker is not voting your shares on certain other proposals. These unvoted shares are called "broker non-votes." If a quorum is present, broker non-votes as to a proposal will not affect whether that proposal is approved or rejected.

The Vote Necessary for Action to be Taken

   If a quorum is present at the annual meeting, the two persons receiving the greatest number of votes will be elected to serve as directors. As a result, withholding authority to vote for a director nominee and non-votes with respect to the election of directors will not affect the outcome of the election of directors.

   If a quorum is present, ratification of the appointment of KPMG LLP as the independent auditors of Midas requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. Accordingly, abstentions with respect to the proposal will be treated as votes against that proposal. Non-votes with respect to the proposal will not affect whether that proposal is approved or rejected.

Revocation of Proxies

   If you are a registered holder of common stock, you may revoke your proxy by giving written revocation to Midas' Corporate Secretary at any time before your proxy is voted, by executing a later-dated proxy card which is voted at the annual meeting or by attending the annual meeting and voting your shares in person or by telephone or internet voting. If your shares are held by a broker, you must contact your broker to revoke your proxy.

Other Matters

   The Board does not know of any other matter that will be presented at the annual meeting other than the proposals discussed in this proxy statement. Under our By-laws, generally no business besides the proposals discussed in this proxy statement may be transacted at the annual meeting. However, if any other matter properly comes before the annual meeting, your proxies will act on such matter in their discretion.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

   The Board of Directors is comprised of six members divided into three classes, with one class of directors elected each year for a three-year term. Five of our six directors are not Midas employees.

   The terms of Archie R. Dykes and Wendel H. Province expire at the 2001 annual meeting. Messrs. Dykes and Province are now directors of Midas. If either nominee fails to stand for election, the proxies named in our proxy card currently intend to vote for a substitute nominee designated by the Board. Alternatively, the Board may reduce the number of directors to be elected at the annual meeting.

   The following sets forth information as to each nominee for election at the annual meeting and each director continuing in office.

Nominees for election at the annual meeting to terms expiring in 2004:

                    Director
        Name         Since   Age     Principal Occupation and Directorships
        ----        -------- ---     --------------------------------------
 Archie R. Dykes      1998    70 Dr. Dykes is Chairman of the Board of
                                 Directors of PepsiAmericas, Inc., a producer
                                 and distributor of Pepsi-Cola brand products
                                 and a variety of non-alcoholic beverages. He
                                 also serves as Chairman of Capital City
                                 Holdings, Inc., Nashville, Tennessee, a
                                 venture capital organization. Dr. Dykes served
                                 as Chairman and Chief Executive Officer of the
                                 Security Benefit Group of Companies from 1980
                                 through 1987. He served as Chancellor of the
                                 University of Kansas from 1973 to 1980. Before
                                 that he was Chancellor of the University of
                                 Tennessee. Dr. Dykes is a director of Fleming
                                 Companies, Inc., PepsiAmericas, Inc. and the
                                 Employment Corporation. He is also a member of
                                 the Board of Trustees of the Kansas University
                                 Endowment Association and the William Allen
                                 White Foundation. He formerly served as Vice
                                 Chairman of the Commission on the Operation of
                                 the United States Senate and as a member of
                                 the Executive Committee of the Association of
                                 American Universities.

 Wendel H. Province   1998    53 Mr. Province has served as Chairman and Chief
                                 Executive Officer of Midas since January 1998.
                                 He joined The Pep Boys--Manny, Moe & Jack in
                                 1989 as Senior Vice President of
                                 Merchandising, eventually becoming Executive
                                 Vice President and Chief Operating Officer of
                                 Pep Boys. Mr. Province's entire career has
                                 been in the automotive service industry,
                                 having previously served as Senior Vice
                                 President of Whitlock Corporation and Vice
                                 President of AutoZone, Inc.

     The Board of Directors recommends a vote FOR each of our nominees for director.

Directors whose present terms continue until 2002:

                     Director
        Name          Since   Age     Principal Occupation and Directorships
        ----         -------- ---     --------------------------------------
 Thomas L. Bindley     1998    57 Mr. Bindley is President of Bindley Capital
                                  Corporation, a private investment and
                                  consulting firm, which he founded in 1998.
                                  From 1992 to 1998, Mr. Bindley served as
                                  Executive Vice President and Chief Financial
                                  Officer of Whitman Corporation (now called
                                  PepsiAmericas, Inc.). Prior to joining
                                  Whitman, Mr. Bindley served in a similar
                                  capacity with Square D Company from 1986 to
                                  1991. During the previous eight years, he
                                  held several executive positions with McGraw
                                  Edison Company, including Senior Vice
                                  President--Finance and Vice President and
                                  Treasurer. Mr. Bindley is a director of the
                                  Lincoln National Income Fund, Inc., the
                                  Lincoln National Convertible Securities Fund,
                                  Inc., and Strategic Equipment and Supply
                                  Corp. He also serves as a director of Junior
                                  Achievement of Chicago and as a member of the
                                  Board of Advisors of the McDonough School of
                                  Business at Georgetown University. Mr.
                                  Bindley received his undergraduate degree
                                  from Georgetown University in 1965 and an MBA
                                  degree from the Harvard Business School in
                                  1969.

 Robert R. Schoeberl   1998    65 Mr. Schoeberl retired in 1994 as Executive
                                  Vice President and Member of the Executive
                                  Committee of Montgomery Ward, a mass retailer
                                  of consumer products. He was Senior Vice
                                  President of Sales and Marketing at GNB
                                  Automotive Batteries from 1982-1985. Mr.
                                  Schoeberl also serves as a director of Tire &
                                  Battery Corporation and Lund Industries. He
                                  is a member of the Board of Trustees at Mount
                                  Mercy College and the Automotive Foundation.

Directors whose present terms continue until 2003:

                      Director
         Name          Since   Age    Principal Occupation and Directorships
         ----         -------- ---    --------------------------------------
 Herbert M. Baum        1998    64 Mr. Baum is Chairman, President and Chief
                                   Executive Officer of The Dial Corporation, a
                                   manufacturer, distributor and marketer of
                                   consumer household products. Prior to
                                   joining Dial in 2000, Mr. Baum was President
                                   and Chief Operating Officer of Hasbro, Inc.
                                   from 1999 to 2000. Mr. Baum was Chairman and
                                   Chief Executive Officer of Quaker State
                                   Corporation from 1993 to 1999. He was
                                   employed by Campbell Soup Company from 1978
                                   to 1993, where he served in various
                                   positions, including Executive Vice
                                   President and President, Campbell
                                   North/South America. Mr. Baum also serves as
                                   a director of The Dial Corporation, Fleming
                                   Companies, Inc., Meredith Corporation and
                                   PepsiAmericas, Inc. He is past chairman of
                                   the Association of National Advertisers. Mr.
                                   Baum earned his BA degree in Business
                                   Administration from Drake University in
                                   1958.

 Jarobin Gilbert, Jr.   1998    55 Mr. Gilbert is President and Chief Executive
                                   Officer of DBSS Group, Inc., a management,
                                   planning and international trade advisory
                                   firm. He is a director of PepsiAmericas,
                                   Inc. and Venator Group, Inc. He also serves
                                   on the Board of Directors of the American
                                   Council on Germany and the Harlem
                                   Partnership. He is a permanent member of the
                                   Council on Foreign Relations.

Meetings and Committees of the Board

   The Board is responsible for the management of Midas. The Board meets on a regular basis to review Midas' operations, strategic and business plans, acquisitions and dispositions, and other significant developments affecting Midas, and to act on matters requiring approval of the Board. The Board also holds special meetings when important matters require Board action between scheduled meetings. Members of senior management are regularly invited to Board meetings to discuss the progress of and future plans relating to their areas of responsibility.

   The Board met six times in 2000. All directors attended at least 75% of the meetings of the Board and the Committees on which that director served.

   To facilitate independent director review, and to make the most effective use of the directors' time and capabilities, the Board has established an Executive Committee, Audit and Finance Committee and Compensation Committee. None of the members of the Audit and Finance Committee or Compensation Committee is, or has been, an employee of Midas. The following table sets forth the membership of each Committee.

                                                          Audit and
                                                Executive  Finance  Compensation
       Name                                     Committee Committee  Committee
       ----                                     --------- --------- ------------
       Herbert M. Baum.........................                           X
       Thomas L. Bindley.......................      X         X
       Archie R. Dykes.........................                           X*
       Jarobin Gilbert, Jr. ...................                X*         X
       Wendel H. Province......................      X*
       Robert R. Schoeberl.....................      X         X

--------
* Chairperson

   The Executive Committee acts, except as limited by applicable law, in lieu of the full Board between meetings of the Board. The Committee met one time in 2000.

   The Audit and Finance Committee reviews the audit report of Midas as prepared by its independent auditors, recommends the selection of independent auditors each year and reviews audit and any non-audit fees paid to the independent auditors of Midas. The Committee has the ultimate authority to select and evaluate any outside firm performing the internal audit function for the Company. The Committee reviews Midas' internal audit reports, Annual Report, Form 10-K and Proxy Statement and reports its findings and recommendations to the Board for appropriate action. The Committee also supervises the financial affairs of Midas. The Committee met four times in 2000.

   The Compensation Committee is responsible for supervising the compensation policies of Midas, administering employee incentive plans, reviewing officers' salaries, approving significant changes in salaried employee benefits and recommending to the Board such other forms of remuneration as it deems appropriate. The Committee met three times in 2000.

   The Board of Directors is responsible for considering nominations of prospective Board members. The Board will consider nominees recommended by other directors, shareholders and management who present for evaluation by the Board appropriate data with respect to the suggested candidate, provided that nominations by shareholders must be made in accordance with the By-Laws. See "Shareholder Proposals."

Compensation of Directors

   Directors who are not employees of Midas receive an annual retainer of $20,000, plus $1,000 for each meeting of the Board and $1,000 for each Board Committee meeting attended. The Chairperson of each Board

Committee is paid an additional $3,000 annual retainer. In 2000, each of these directors was granted one ten-year option to purchase 1,000 shares of common stock with an exercise price equal to the fair market value of the common stock on the date of grant. These options become exercisable in equal annual installments on each of the first five anniversaries of the date of grant. In the event of a Change in Control as defined in Midas' Stock Incentive Plan, each option becomes fully exercisable or in certain cases will be settled in cash by Midas.

                                  PROPOSAL 2

                      APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors has appointed KPMG LLP, independent public accountants, as the independent auditors of Midas for the fiscal year ending December 29, 2001. KPMG LLP has been the independent auditors of Midas for more than 20 years. We expect that a representative of KPMG LLP will attend the annual meeting and will have an opportunity to make a statement and respond to appropriate questions.

   The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as the independent auditors of Midas for the fiscal year ending December 29, 2001.

                          AUDIT COMMITTEE DISCLOSURE

   The Audit Committee of the Board is responsible for, among other things, considering the appointment of the independent auditors for the Company, reviewing with the auditors the plan and scope of the audit and audit fees, monitoring the adequacy of reporting and internal controls and meeting periodically with internal and independent auditors. Under the rules of the New York Stock Exchange, all of the members of the Audit Committee are independent. In 1999, the Audit Committee approved and adopted an Audit Committee Charter, which is attached to this Proxy Statement as Exhibit A.

PRINCIPAL ACCOUNTING FIRM FEES

   The following table sets forth the aggregate fees billed to Midas for the fiscal year ended December 30, 2000 by the Company's principal accounting firm, KPMG LLP:

       Audit fees.................................................. $246,000
       Financial information systems design and implementation
        fees.......................................................        0
       All other fees..............................................  445,000(a)
                                                                    --------
                                                                    $691,000

--------
(a) Includes fees for tax consulting, permitted internal audit outsourcing and other non-audit services.

REPORT OF THE AUDIT COMMITTEE

   In connection with the fiscal 2000 financial statements, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61; and (3) received the written disclosures from and discussed with the independent auditors the matters required by Independence Standards Board Statement No. 1 and considered the compatibility of non-audit services with the auditor's independence. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Company's audited financial statements be included in the Securities and Exchange Commission Annual Report on Form 10-K for the fiscal year ended December 30, 2000.

                                          THE AUDIT COMMITTEE

                                          Jarobin Gilbert, Jr., Chairman
                                          Thomas L. Bindley
                                          Robert R. Schoeberl

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

   The following table sets forth the beneficial ownership of Midas common stock on December 30, 2000 by each director of Midas, by each executive officer who is named in the summary compensation table and by all directors and executive officers of Midas as a group. The table also sets forth the beneficial ownership of the common stock on December 30, 2000 by each person known by Midas to be the beneficial owner of more than 5% of the common stock. Each of the following persons has sole voting and investment power with respect to the shares of common stock shown unless otherwise indicated.

                                                          Amount and
                                                           Nature of
                                                          Beneficial    Percent
       Name                                              Ownership (a)  Of Class
       ----                                              -------------  --------
       Herbert M. Baum..................................       2,419         *
       Thomas L. Bindley................................      10,981         *
       Archie R. Dykes..................................       4,007         *
       Jarobin Gilbert, Jr..............................       1,204         *
       Wendel H. Province...............................     502,291       3.3%
       Robert R. Schoeberl..............................       1,066         *
       R. Lee Barclay...................................     155,343       1.0%
       Carl R. Daniels, Jr..............................       7,000         *
       Ronald J. McEvoy.................................      91,221         *
       John A. Warzecha.................................      91,914         *
       All Directors and Executive
        Officers as a Group (16 persons)................   1,088,161(b)    7.3%
       Capital Research and Management
        Company
        333 South Hope Street
        Los Angeles, CA 90071...........................   1,948,700(c)   13.1%
       FMR Corp.
        82 Devonshire St.
        Boston, MA 02109................................   1,321,900(d)    8.9%
       Mario J. Gabelli
        c/o Gabelli Asset Management, Inc.
        One Corporate Center
        Rye, NY 10580...................................     807,900(e)    5.4%
       Kestrel Investment Management
        Corporation
        411 Borel Avenue
        Suite 403
        San Mateo, CA 94402.............................     815,400(f)    5.5%
       Private Capital Management, Inc.
        3003 Tamiami Trail North
        Naples, FL 33940................................   1,695,766(g)   11.4%

--------
*  Less than 1%.
(a) Includes shares which the named director or executive officer has the right to acquire prior to March 1, 2001 through the exercise of stock options as follows: Mr. Baum, 1,066 shares; Mr. Bindley, 1,066 shares; Dr. Dykes, 1,066 shares; Mr. Gilbert, 1,066 shares; Mr. Schoeberl, 1,066 shares; Mr. Province, 286,000 shares; Mr. Barclay, 104,677 shares; Mr. McEvoy, 55,000 shares; Mr. Daniels, 7,000 shares; and Mr. Warzecha, 62,756 shares.
(b) The number of shares shown as beneficially owned include 665,727 shares which the directors and executive officers have the right to acquire prior to March 1, 2001 through the exercise of stock options,

   398,383 shares subject to possible forfeiture under outstanding restricted stock awards, and 19,996 shares representing the vested beneficial interest of such persons under Midas' Retirement Savings Plan.
(c) Based upon a Schedule 13G furnished to Midas, Capital Research and Management Company, a registered investment adviser that manages The American Funds Group of mutual funds, has sole dispositive power as to all reported shares and does not have any voting power as to reported shares. The ownership of one such fund, SMALLCAP World Fund, Inc., amounted to 1,050,000 shares, or 7.7% of the common stock outstanding. SMALLCAP World Fund, Inc. has sole voting power with respect to such shares.
(d) Based upon an Amendment No. 2 to Schedule 13G furnished to Midas, FMR Corp., a parent holding company, has sole dispositive power as to all reported shares and does not have any voting power as to reported shares. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under the Investment Advisers Act of 1940, is the beneficial owner of all reported shares as a result of acting as an investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one such investment company, Fidelity Contrafund, amounted to 1,055,500 shares, or 7.1% of the common stock outstanding.
(e) Based upon a Schedule 13D furnished to Midas, Mario J. Gabelli is deemed to have beneficial ownership of the securities owned beneficially by certain entities which he either controls or for which he acts as chief investment officer. The ownership of one such entity, Gabelli Funds, amounted to 300,000 shares, or 2.0% of the common stock outstanding. The ownership of a second such entity, GAMCO, amounted to 507,900 shares, or 3.4% of the common stock outstanding. Both Gabelli Funds and GAMCO have sole dispositive power and sole power to vote the shares they own.
(f) Based upon a Schedule 13G furnished to Midas, Kestrel Investment Management Corporation, an investment advisor, is deemed to be the beneficial owner of the securities owned beneficially by certain persons for whom it acts as investment advisor. Kestrel has sole dispositive power of 815,400 shares and sole voting power with respect to 727,800 shares.
(g) Based upon a Schedule 13G filed with the United States Securities and Exchange Commission, Private Capital Management, Inc., a registered investment advisor, has shared dispositive and voting power with Bruce S. Sherman and Gregg J. Powers, the Chairman and President, respectively, of Private Capital Management, Inc., as to all 1,695,766 reported shares.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of Midas and persons who own more than ten percent of the common stock to file with the Securities and Exchange Commission ("SEC") initial reports of beneficial ownership and reports of changes in ownership of common stock. Such directors, officers and ten percent shareholders are required to furnish to Midas copies of all Section 16(a) reports that they file.

   To Midas' knowledge, based solely on a review of the copies of such reports furnished to Midas and written representations that no other reports were required during the fiscal year ended December 30, 2000, its directors, executive officers and ten percent shareholders complied with all applicable
Section 16(a) filing requirements, with the exception that a Form 4 was not filed timely for a transaction involving the sale of 500 shares of company stock owned by Dr. Dykes. Dr. Dykes reported this transaction to the Company on a timely basis, with the expectation that the Company would prepare and file a Form 4 on his behalf, which was inadvertently not done.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

   The following table shows annual and long-term compensation for Midas' Chief Executive Officer and the four other most highly compensated executive officers of Midas serving at the end of fiscal 2000.

                          Summary Compensation Table

                                                                            Long-Term Compensation    All Other
                                        Annual Compensation                         Awards           Compensation
                          ----------------------------------------------- -------------------------- ------------
  Name and                                                                 Restricted
 Principal                Fiscal                          Other Annual        Stock     Options/SARs
  Position                 Year  Salary  ($) Bonus  ($) Compensation  ($) Awards ($)(a)     (#)         ($)(b)
 ---------                ------ ----------- ---------- ----------------- ------------- ------------ ------------
Wendel H. Province         2000    600,000          0        340,795(c)     2,293,750      45,000       36,000
Chairman and CEO           1999    550,000          0        273,001               --      60,000       78,600
                           1998    500,000    800,000        264,374               --     423,636       26,250

R. Lee Barclay             2000    267,000          0        119,441(d)            --      15,000       16,020
Executive Vice President   1999    259,000          0        101,521               --      25,000       30,570
and Chief Financial
Officer

                           1998    254,000    190,500          7,402               --      61,364       17,700


Ronald J. McEvoy           2000    275,000    200,000        121,381(d)            --      15,000       16,500
Executive Vice             1999    275,000          0        395,625               --      25,000       22,500
President, Chief
Information Officer

                           1998    275,000    175,000         38,865               --     160,655        4,172


Carl R. Daniels, Jr.       2000    207,102     45,000        124,313(e)            --      55,000       15,126
Senior Vice
President--
Logistics

John A. Warzecha           2000    225,000          0         67,191(f)            --      10,000       13,020
Senior Vice President,     1999    210,000          0         57,551               --      20,000       21,553
Franchise Operations       1998    205,000     93,224          1,168               --      38,182       14,280

--------
(a) The number of shares of restricted common stock and their market value held by Messrs. Province, Barclay, McEvoy, Daniels and Warzecha at December 30, 2000, was as follows: Mr. Province, 213,636 shares ($2,252,314); Mr. Barclay, 36,364 shares ($434,186); Mr. McEvoy, 35,655 shares ($425,721); Mr. Daniels, 0 shares; and Mr. Warzecha, 18,182 shares ($217,093). All of these shares of restricted stock were purchased by the executive officers in connection with Midas' executive stock ownership guidelines except for 100,000 shares of restricted common stock held by Mr. Province. See "Indebtedness of Management." All restricted shares vest March 17, 2002 except for the 100,000 shares held by Mr. Province which vest 25,000 shares each on February 8, 2001, 2002, 2003, and 2004.
    Dividends are paid on restricted stock at the times and in the same amount as dividends paid to all shareholders.
(b) The amounts shown for All Other Compensation in 2000 are company matching contributions under qualified and/or non-qualified defined contribution plans.
(c) Includes $150,410 in interest expense upon the loan attributable to acquisition of restricted stock pursuant to Midas' executive stock ownership guidelines.
(d) Includes $48,132 in interest expense upon the loan attributable to acquisition of restricted stock pursuant to Midas' executive stock ownership guidelines.
(e) Includes $104,674 in relocation related expenses.
(f) Includes $24,066 in interest expense upon the loan attributable to acquisition of restricted stock pursuant to Midas' executive stock ownership guidelines, and an $18,600 car allowance.

Option Grants in Fiscal 2000

   The following table shows, for each of the executive officers named in the summary compensation table, options to purchase common stock granted during fiscal 2000. No stock appreciation rights were granted during 2000.

                                                                        Potential Realizable
                                                                       Value at Assumed Annual
                         Number of  % of Total                          Rates of Stock Price
                         Securities  Options                           Appreciation for Option
                         Underlying Granted to                                 Term(b)
                          Options   Employees    Exercise   Expiration -----------------------
Name                     Granted(a)  in 2000   Price ($/Sh)    Date      5% ($)     10% ($)
----                     ---------- ---------- ------------ ---------- -----------------------
Wendel H. Province......   45,000      14.5       14.88      8/14/10      421,200    1,066,950
R. Lee Barclay..........   15,000       4.8       14.88      8/14/10      140,400      355,650
Ronald J. McEvoy........   15,000       4.8       14.88      8/14/10      140,400      355,650
Carl R. Daniels, Jr.....   35,000      11.2       21.94      1/31/10      483,000    1,223,950
                           20,000       6.4       14.88      8/14/10      187,200      474,200
John A. Warzecha........   10,000       3.2       14.88      8/14/10       93,600      237,100

--------
(a) Each option granted with an exercise price equal to the fair market value of the common stock on the date of grant. Option becomes exercisable in equal annual installments on each of the first five anniversaries of the date of grant. In the event of a Change in Control as defined in Midas' Stock Incentive Plan, each option becomes fully exercisable or in certain cases will be settled in cash by Midas.
(b) The dollar amounts under these columns are the result of calculations at the 5% and 10% assumed annual growth rates mandated by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, in the price of common stock. The calculations were based on the exercise price per share and the term of the options.

Option Exercises in Fiscal 2000 and Fiscal Year-End Option Values

   The following table shows information with respect to the executive officers named in the summary compensation table regarding the exercise of options to purchase common stock during fiscal 2000 and unexercised options held as of December 20, 2000.

                                                    Number of Securities
                                                         Underlying           Value of Unexercised
                                                     Unexercised Options          In-the-Money
                                                           Held at                 Options at
                         Shares Acquired  Value       December 30, 2000         December 30, 2000
                               On        Realized            (#)                     ($)(a)
Name                       Exercise (#)    ($)    Exercisable/Unexercisable Exercisable/Unexercisable
----                     --------------- -------- ------------------------- -------------------------
Wendel H. Province......      None          --         202,666/212,334                   0/0
R. Lee Barclay..........      None          --          104,677/50,000                   0/0
Ronald J. McEvoy........      None          --          55,000/110,000                   0/0
Carl R. Daniels, Jr.....      None          --                0/55,000                   0/0
John A. Warzecha........      None          --           62,756/38,000               1,922/0

--------
(a) Based on the closing price of the common stock ($11.94) on December 29, 2000, as reported for New York Stock Exchange Composite Transactions.

Pension Plans

   Midas maintains qualified, defined benefit pension plans and nonqualified retirement plans paying benefits in optional forms elected by the employee based upon percentage multipliers which are applied to covered compensation and credited service. The benefit formula provides a normal retirement benefit of 1% of covered compensation for each year of credited service (excluding 1989-1991), up to a maximum of 20 years. The benefit formula also includes special minimum benefits based on credited service accrued through December 31, 1988, and covered compensation at retirement.

   The following table reflects future benefits, payable as life annuities upon retirement, in terms of a range of amounts determined under the benefit formula mentioned above, at representative periods of credited service. For Messrs. Barclay and Warzecha the annual benefit will be reduced by $23,253 and $7,940, respectively, to reflect a lump sum payment in 1998 of the present value of their then accrued benefit under the nonqualified portion of the pension plan.

                           Projected Annual Pension

          Covered
      Compensation(a)                           Years of Credited Service(b)
      ---------------                        ----------------------------------
                                                                          20
                                                5       10       15    or more
                                             ------- -------- -------- --------
         $  300,000......................... $15,000 $ 30,000 $ 45,000 $ 60,000
            400,000.........................  20,000   40,000   60,000   80,000
            500,000.........................  25,000   50,000   75,000  100,000
            600,000.........................  30,000   60,000   90,000  120,000
            700,000.........................  35,000   70,000  105,000  140,000
            800,000.........................  40,000   80,000  120,000  160,000
            900,000.........................  45,000   90,000  135,000  180,000
          1,000,000.........................  50,000  100,000  150,000  200,000
          1,100,000.........................  55,000  110,000  165,000  220,000
          1,200,000.........................  60,000  120,000  180,000  240,000

--------
(a) Covered compensation includes salary and bonus, as shown in the summary compensation table, averaged over the five consecutive years in which such compensation is the highest.
(b) As of December 30, 2000, Messrs. Province, Barclay, McEvoy, Daniels and Warzecha had 3, 20, 2, 0 and 22 years of credited service.

Change in Control and Other Agreements with Named Executive Officers

   Midas has entered into Change in Control Agreements (the "Change in Control Agreements"), with Messrs. Province, Barclay, McEvoy, Daniels, Warzecha and certain other officers. The Change in Control Agreements were a result of a determination by the Board that it was important and in the best interests of Midas and its shareholders to ensure that, in the event of a possible change in control of Midas, the stability and continuity of management would continue unimpaired, free of the distractions incident to any such possible change in control.

   For purposes of the Change in Control Agreements, a "change in control" includes (i) a reorganization, merger or consolidation or sale or other disposition of all or substantially all of Midas' assets, other than a transaction in which the beneficial owners of the common stock prior to the transaction own at least two-thirds of the voting securities of the corporation resulting from such transaction, no person owns 25% or more of the voting securities of the corporation resulting from such transaction and the members of the Midas Board constitute at least a majority of the members of the board of directors of the corporation resulting from such transaction,
(ii) the consummation of a plan of complete liquidation or dissolution of Midas, (iii) the acquisition by any person or group of 25% or more of Midas' voting securities, or (iv) persons who were directors of Midas on January 30, 1998 (or their successors as approved by a majority of the members of the Midas Board) cease to constitute a majority of the Midas Board.

   Benefits are payable under the Change in Control Agreements only if a change in control has occurred and within three years thereafter the officer's employment is terminated involuntarily without cause or voluntarily by the officer for reasons such as demotion, relocation, loss of benefits or other "good reason" as defined in the Agreements. The principal benefits to be provided to officers under the Change in Control Agreements are (i) a lump sum payment equal to three years' compensation (base salary and incentive compensation), and (ii) continued participation in Midas' employee benefit programs or equivalent benefits for three years following termination. The Change in Control Agreements provide that, if separation payments thereunder, either alone or together with payments under any other plan of Midas, would constitute a "parachute payment" as defined in the Internal Revenue Code (the "Code") and subject the officer to the excise tax imposed by Section 4999 of the Code, Midas will pay such tax and any taxes on such payment.

   The Change in Control Agreements are not employment agreements, and do not impair the right of Midas to terminate the employment of the officer with or without cause prior to a change in control, or, absent a potential or pending change in control, the right of the officer to voluntarily terminate his employment.

   The Company has also entered into a written retirement agreement with R. Lee Barclay, providing for Mr. Barclay to be employed by the Company as a consultant for one year from the date of his retirement (anticipated to be May 1, 2001) at a monthly fee of $22,250. Under the agreement Mr. Barclay has agreed to the cancellation of his restricted stock in consideration for the cancellation by the Company of indebtedness associated with the restricted stock.

REPORT OF THE COMPENSATION COMMITTEE

   The Compensation Committee is comprised of three independent directors. The Committee approves the compensation for the executive officers of Midas named in the Summary Compensation Table and other executive officers, except that the Committee reviews and recommends to the Board of Directors for its approval the compensation of Mr. Province. The Committee's responsibilities include authorizing all salary increases for executive officers and direct reports to the Chief Executive Officer, approving the formula, performance goals and awards under the Annual Incentive Compensation Plan and the Stock Incentive Plan, and reviewing salary policy for all salaried employees.

   Actual and potential awards, as well as performance criteria vary in proportion to each executive officer's accountability and responsibility for the performance of the Company with respect to policy making and execution. Midas' salary policies and executive compensation plans are expressly constituted to encourage and reinforce individual and collective performance leading to increased shareholder value. Midas' programs also seek to align short and long-term executive compensation opportunities with the interests of shareholders. The Annual Incentive Compensation Plan focuses on continuous improvement in annual financial performance. The Stock Incentive Plan is designed to reward creation of shareholder value over the longer term.

   The Committee, with the assistance of independent compensation consultants, periodically assesses the consistency of Midas' executive compensation programs with the Committee's guidelines, the Company's business strategy and general market practices. The consultant's review is based on a competitive analysis of Midas' compensation practices compared to a group of domestic companies of similar size, and engaged in similar lines of business. While not identical to the peer group of companies used in the Performance Graph contained in this Proxy Statement, this comparator group includes those competitors with whom Midas competes for similar executive talent. This periodic review process is again underway for 2001 and the Committee is satisfied that the executive compensation program is consistent with the stated policy. For the 2000 fiscal year, except for recruitment related payments, executive compensation was comprised of base salary as well as restricted stock and stock options under the Stock Incentive Plan.

   Base Salary

   Base salary ranges for executive officers, as well as all salaried employees of Midas, are determined pursuant to a widely-used job evaluation system, which the company has had in place for some time. However, salary ranges are not based exclusively on a formula; rather, the salary ranges are derived from each position's required skills and responsibilities as compared to the average salary level of like positions within comparable companies provided through various relevant independently generated databases. For the named executive officers, the databases included the group of comparator companies referenced above.

   While Midas generally targets executive base salaries at the market median (the 50th percentile) to establish the relevant salary ranges, the Committee considers a number of criteria in establishing and adjusting the base salary of a particular executive officer, involving, among other things, individual performance, experience and longer term potential. The Committee approves salary actions for 26 key executive positions.

   The performance of each executive officer is evaluated annually following the close of the fiscal year so each executive's performance can be assessed within the context of Midas' financial performance for the year. Individual performance is evaluated based on the specific responsibilities and accountabilities of the executive, the value of the services provided, the executive's management skills and experiences, and the individual contribution to the performance and profitability of the Company. Base salary adjustments for executives during 2000 averaged less than 4% and base salaries for named executive officers have been frozen for 2001.

   CEO Compensation

   Mr. Province's salary was originally established pursuant to an offer of employment just prior to the spin-off of the Company from Whitman Corporation, and was consistent with what was deemed necessary and appropriate to attract and retain a proven executive to assume the position of Chairman and Chief Executive Officer. After a review by the Committee of the CEO's performance in Midas' second year as a public company, Mr. Province's base salary was increased by 9% in January 2000 and he was granted 100,000 shares of restricted stock on February 8, 2000.

   Annual Incentives

   The executive officers named in the Summary Compensation Table, together with approximately twenty-one additional executives participate in the Annual Incentive Plan. The Committee administers the Annual Incentive Plan. The Committee has the power to extend, amend or terminate the Annual Incentive Plan and to approve or modify the incentive formula, performance measures and/or the target and actual awards. Target amounts payable under the Annual Incentive Plan are proportionate to each participant's accountability for the business plans of Midas and are expressed as a percentage of base salary. During 2000, the amount of incentive compensation for any participant in the Annual Incentive Plan was 50% dependent on the Company's operating income performance relative to pre-established targets and 50% dependent on the attainment of pre-established business unit sales or other financial targets and, in some instances and to varying extents, upon the attainment of pre-established strategic objectives. The Company paid no incentive awards to named executive officers for the 2000 plan year except for Mr. McEvoy whose bonus was guaranteed when he was hired, and Mr. Daniels who received a recruitment bonus.

   Stock-Based Long-Term Incentives

   Midas directly aligns the interests of management with those of its shareholders through the Stock Incentive Plan and through the periodic grant of stock options to its executives. General stock option grant guidelines have been established based on competitive practices of similarly situated general industry and other specialty retail companies, the executive's position, and the ability to influence longer-term operating performance. In making grants of stock options, the Committee considers the performance of the Company since the last grant, the level of stock options previously granted to the executive, and the performance of the executive.

   Midas' Stock Incentive Plan provides for the grant of non-qualified and incentive stock options at exercise prices equal to the closing market price on the date of grant. On August 3, 2000, the Committee approved a grant of options to purchase shares for Messrs. Province (45,000 shares), Barclay (15,000 shares), McEvoy (15,000 shares), Daniels (20,000 shares), and Warzecha (10,000 shares). Options granted to the Chief Executive Officer and the other executives are generally exercisable for ten years, absent earlier termination of employment, and provide for deferred vesting over five years to encourage retention of executives. The Stock Incentive Plan provides executives of Midas with a significant interest in the creation of shareholder value through long-term growth in the price of common stock.

   The Committee believes that direct ownership of Midas stock serves to further align executive interests with that of shareholders. Accordingly, in 1999, members of senior management, including the CEO, were called upon to acquire Midas shares in an amount equal to multiples of their base salary. During 1999, to facilitate the purchase of Midas stock, the Company provided loans to certain executives.

   In February 2001, the Board of Directors authorized the Company to extend a cash settlement offer for no more than $1.00 per option share for certain outstanding out of the money options from the named executive officers and certain other employees.

   The Committee's current policy is that compensation payable to the Company's named executive officers should generally meet the conditions required for full deductibility under Section 162(m) of the Internal Revenue Code. However, tax deductibility is only one criterion the Committee considers when establishing compensation programs and strategy. The Stock Incentive Plan is structured with the intention that compensation payable pursuant to this plan would qualify as "performance based" compensation which is not subject to the $1 million deductibility limit under Section 162(m). All compensation paid to the CEO and named officers in 2000 was deductible.

                                          THE COMPENSATION COMMITTEE

                                          Archie R. Dykes, Chairman
                                          Herbert M. Baum
                                          Jarobin Gilbert, Jr.

Performance Graph

   The following performance graph compares Midas' cumulative total shareholder return on the common stock from January 30, 1998 (the date of the Distribution) to December 30, 2000 with the cumulative total return of Standard & Poor's 500 Stock Index ("S&P 500") and the Standard & Poor's Retail Specialty Index ("Peer Group"), neither of which includes Midas. The companies in the Peer Group include AutoZone, lnc., Pep Boys, Staples, Inc., and Toys R Us Holding Cos. These comparisons assume an initial investment of $100 and the reinvestment of dividends.

                                    [CHART]

              1/30/98 6/27/98 12/26/98 6/26/99 1/1/00 6/30/00 12/30/00
----------------------------------------------------------------------
  Midas       100.00   128.9   199.3    165.2  136.9   125.4    75.1
----------------------------------------------------------------------
  S&P 500     100.00   115.6   125.1    134.2  149.8   148.4   130.9
----------------------------------------------------------------------
  Peer Group  100.00   115.3   124.3    126.5   95.9    77.9    78.7


                           INDEBTEDNESS OF MANAGEMENT

   In connection with Midas' executive stock ownership guidelines, Messrs. Barclay, Hutchison, Klaisle, McEvoy, Province, Sorensen and Warzecha are indebted to Midas solely for the purpose of purchasing shares of common stock. Each borrower is an executive officer of Midas and Mr. Province is also Chairman of the Board. Each loan bears interest at 6% per annum and has a four-year term that is accelerated to no later than one month after a termination of employment. Midas has agreed to waive interest that accrues while the borrower is employed by Midas. The largest loan amounts outstanding since the beginning of fiscal year 2000, and the amounts outstanding at March 23, 2001, were $2,479,992 for Mr. Province (113,636 shares); $800,008 for Mr. Barclay (36,364 shares); $800,009 for Mr. McEvoy (35,655 shares); and $400,004 for each of Messrs. Hutchison, Klaisle, Sorensen and Warzecha (18,182 shares each).

                             SHAREHOLDER PROPOSALS

   In order to be considered for inclusion in Midas' proxy materials for the 2002 Annual Meeting of Shareholders, a shareholder proposal must be received by the Corporate Secretary no later than November 30, 2001. In addition, regardless of whether a shareholder proposal is set forth in the notice of annual meeting to a proxy statement as a matter to be considered by shareholders, Midas' Bylaws establish an advance notice procedure for shareholder proposals to be brought before any annual meeting of shareholders, including proposed nominations of persons for election to the Board of Directors. Shareholders at the 2001 annual meeting may consider a proposal or nomination brought by a shareholder of record on March 23, 2001, who is entitled to vote at the 2001 annual meeting and who has given the Corporate Secretary timely written notice, in proper form, of the shareholder's proposal or nomination. A shareholder proposal or nomination intended to be brought before the 2001 annual meeting must have been received by the Corporate Secretary after the close of business on February 9, 2001 and prior to the close of business on March 1, 2001. The Corporate Secretary did not receive notice of any shareholder proposal or nomination relating to the 2001 annual meeting. The 200l annual meeting is expected to be held on May 10, 2001. A shareholder proposal or nomination intended to be brought before the 2002 annual meeting must be received by the Corporate Secretary after the close of business on February 9, 2002 and prior to the close of business on March 1, 2002. All proposals and nominations should be addressed to Midas, Inc., 1300 Arlington Heights Road, Itasca, Illinois 60143, Attention: Corporate Secretary.

                                    GENERAL

   Midas will bear the entire cost of soliciting proxies for the annual meeting. Proxies will be solicited by mail, and may be solicited personally by directors, officers or employees of Midas who will not receive special compensation for such services. Midas will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of common stock. Midas has also engaged Georgeson Shareholder Communications Inc. to solicit proxies at a cost of approximately $6,500.

   We have included a copy of Midas' 2000 Annual Report on Form 10-K without exhibits to Shareholders with this proxy statement.

   A copy of Exhibits to the Annual Report on Form 10-K may be obtained upon written request to Midas, Inc., 1300 Arlington Heights Road, ltasca, Illinois 60143, Attention: Corporate Secretary. A reasonable charge will be made for requested exhibits.

                                          By Order of the Board of Directors
                                          Robert H. Sorensen
                                          Corporate Secretary

Chicago, Illinois
March 29, 2001

                                                                    EXHIBIT "A"

                  CHARTER OF THE AUDIT AND FINANCE COMMITTEE
                   OF THE BOARD OF DIRECTORS OF MIDAS, INC.

   The Audit and Finance Committee shall consist of a Chairman and at least two other Board members, all of whom shall have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. The independence of the members of this Committee shall be interpreted in accordance with the Rules of the New York Stock Exchange regarding Audit Committees as promulgated from time to time. Each member of the Audit and Finance Committee shall be financially literate in the reasonable business judgement of the Board of Directors, or become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Audit and Finance Committee shall have accounting or related financial management expertise in the reasonable business judgement of the Board of Directors.

   The Audit and Finance Committee shall review and reassess the adequacy of this Charter on an annual basis. The Committee Chairman shall insure that the Company provides the New York Stock Exchange written confirmation regarding:
(1) any determination that the Board of Directors has made regarding the independence of Directors; (2) the financial literacy of the Audit and Finance Committee members; (3) the determination that at least one of the Audit and Finance Committee members has accounting or related financial management expertise; and (4) the annual review and reassessment of the adequacy of this Charter.

With regard to Outside Audit:

   The Committee's functions shall be to review the audit reports of the Company prepared by its designated certified public accounting firm outside auditor, to recommend the selection of an outside auditor for the ensuing year, to review the audit and non-audit fees paid to the Company's certified public accountants, and to review in draft form the Annual Report, SEC 10-K, and Annual Proxy Statement for recommendation to the full Board.

   The outside auditor for the Company shall be ultimately accountable to the Board of Directors and this Committee. This Committee and the Board of Directors shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor (or, alternatively, to nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

   This Committee shall ensure that the outside auditor submits on a periodic basis to this Committee a formal written statement delineating all relationships between the auditor and the Company. This Committee shall also actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and shall make recommendations to the Board of Directors to take appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence.

With regard to Internal Audit:

   The Committee shall review the audit reports of the Company's Internal Audit Function. The person in charge of the Internal Audit Function will regularly attend Committee meetings and report and/or answer the inquiries of the Committee as required. The Committee shall report its findings and recommendations to the Board for appropriate action.

   In the event the Company shall outsource the Internal Audit function, this Committee shall have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside firm performing the Internal Audit function.

With regard to Finance:

   The Committee shall supervise the financial affairs of the Company and receive and review reports of the Financial Committee of the Midas Employee Benefit Trust.

   Except for arrangements involving commitments of more than $100 million, the Committee shall have the authority to approve financing arrangements for capital investments otherwise approved by the Board, as well as financing arrangements with commercial banks and other financing institutions or the private placement of debt or equity securities. The Committee shall provide appropriate reports to the full Board of Directors from time to time or whenever it shall be called upon to do so.

   The Committee may delegate to the Chairman and Chief Executive Officer, or the Chief Financial Officer the authority to establish or eliminate bank credit facilities, not to exceed $100 million in the aggregate or $50 million from any one lender, with the understanding that management will report at least quarterly on new credit agreements in addition to providing regular status reports of the use and availability of credit facilities.

                               COMMON STOCK PROXY

                                  Midas, Inc.
                          1300 Arlington Heights Road
                             Itasca, Illinois 60143

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

William M. Guzik and Robert H. Sorensen, or either of them (each with full power of substitution), are hereby authorized to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Midas, Inc. to be held on May 10, 2001, and at any adjournment thereof as specified on reverse side.

Election of Directors, Nominees:
1. Archie R. Dykes
2. Wendel H. Province

P R O X Y
                              (change of address)

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                          (continued on reverse side)

                                                                SEE REVERSE SIDE

                           . FOLD AND DETACH HERE .

Please mark your votes as in this example.
                                                                            2432
----
 X
----

The shares represented by this proxy will be voted as herein directed, but if no direction is given, the shares will be voted FOR proposals 1 and 2. This proxy revokes any proxy previously given.

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                                               FOR       WITHHELD
1. Election of Directors                       [_]         [_]

                                               FOR       AGAINST      ABSTAIN
2. Proposals to ratify the appointment of      [_]         [_]          [_]
   KPMG LLP as the independent auditors
   of Midas, Inc. for the fiscal year ending
   December 29, 2001

In their discretion upon other business as may properly be brought before the meeting.

For, except vote withheld from the following nominee(s):

--------------------------------------------------------------------------------

If you plan to attend the Annual meeting, please check the box and an admittance card will be mailed to you. [_]

Change of address on reverse side      [_]

IMPORTANT: Please sign exactly as your name(s) appear to the left. Joint owners should each sign personally. If you sign as agent or any other capacity, please state the capacity in which you sign.


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                       SIGNATURE(S)                     DATE

                           . FOLD AND DETACH HERE .

    Dear Shareholder:

    Midas, Inc. encourages you to take advantage of new and convenient ways to vote your shares. You can vote your shares via a toll-free telephone number or via the Internet. This eliminates the need to return the proxy card.

    To vote your shares by telephone or Internet, you must use the voter control number printed on your proxy card. The series of numbers that appear in the box above must be used to access the system.

    1. To vote by telephone: Using a touch-tone telephone, call 1-877-PRX-VOTE (1-877-779-8683), 24 hours a day, 7 days a week

    2. To vote over the Internet: Go to the website http://www.eproxyvote.com/mds

    Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

    If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

                 Your vote is important. Thank you for voting.